Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of HealthSouth Corporation of our report dated March 31, 2015, except for Note 16 as to which the date is January 29, 2016, relating to the financial statements of Reliant Hospital Partners, LLC as of and for the year ended December 31, 2014. We also consent to the reference to us as experts under the heading “Experts” in such Registration Statement.

/s/ BKD LLP
Dallas, Texas
January 29, 2016